UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 19, 2024

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania	0-11204	25-1424278
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Main and Franklin Streets, Johnstown, PA	15901
(address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Form 8-K

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the approval by the shareholders of AmeriServ Financial, Inc. (the “Company”) of the proposal to amend the Company’s amended and restated articles of incorporation to eliminate the ability to exercise cumulative voting in director elections at the 2024 annual meeting of the Company’s shareholders, on September 19, 2024, the Company amended its bylaws (the “Bylaws”) as follows:

•

Section 1.10 was added to provide for proxy access, allowing eligible shareholders to include their own nominees for director in the Company's proxy materials along with the nominees of the Company’s board of directors.

•

Section 2.19 was added to (a) provide that directors are elected under a plurality voting standard, pursuant to which nominees who receive the most votes (up to the number of directors to be elected in such election) are elected as directors, and (b) implement a majority voting standard for the election of directors in uncontested director elections. In contested elections, directors would continue to be elected by a plurality vote of shareholders.

•	Section 2.20 was added to provide for specific mechanisms by which directors may submit their resignations to the Company.

The foregoing summaries of the amendments to the Bylaws do not purport to be complete and are qualified in their entirety by reference to the Bylaws, a copy of which are attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

3.1Amended and Restated Bylaws of AmeriServ Financial, Inc., as adopted on September 19, 2024.

104Cover Page Interactive Data File (embedded within the Inline XBRL document).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

Date: September 23, 2024	By	/s/Michael D. Lynch
Michael D. Lynch
EVP & CFO